UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 15, 2019

Lakeland Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(Address of Principal Executive Offices) (Zip Code)

(973) 697-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LBAI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2019, Lakeland Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Company’s Board of Directors solicited proxies. A total of 50,435,663 shares of the Company’s common stock were outstanding and entitled to vote on the March 28, 2019 record date, and a total of 44,053,149 shares of common stock were present in person or represented by proxies at the Annual Meeting. The proposals voted upon at the meeting, all of which were approved, and the final voting results are as follows:

Proposal 1. With respect to the election of four directors of the Company for the terms described in the proxy statement pertaining to the Annual Meeting, the votes were as follows:

DIRECTOR	FOR	AUTHORITY WITHHELD	BROKER NON-VOTES
James E. Hanson II	35,510,000	1,402,575	7,140,574
Lawrence R. Inserra	36,301,301	611,274	7,140,574
Robert E. McCracken	35,549,760	1,362,815	7,140,574
Thomas J. Shara	36,025,668	886,907	7,140,574

Proposal 2. With respect to the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in the proxy statement pertaining to the Annual Meeting, the votes were as follows:

FOR: 33,117,959	AGAINST: 2,578,050	ABSTAIN: 1,216,566

BROKER NON-VOTES: 7,140,574

Proposal 3. With respect to ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019, the votes were as follows (there were no Broker Non-Votes):

FOR: 43,264,886	AGAINST: 528,565	ABSTAIN: 259,698

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.

Date: May 17, 2019	By:	/s/ Timothy J. Matteson
Name: Timothy J. Matteson
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary